UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended

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CAPITAL TRUST, INC.

............................................................................................................

(Name of Registrant as Specified In Its Charter)

......................................................................................................................

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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CAPITAL TRUST, INC.

410 Park Avenue, 14th Floor

New York, New York 10022

April 28, 2006

Dear Shareholders:

You are cordially invited to attend the 2006 annual meeting of shareholders of Capital Trust, Inc., which will be held at 10:00 a.m., local time, on Wednesday, June 14, 2006, at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022. At the annual meeting, shareholders will be asked to elect directors, ratify the appointment of Ernst & Young LLP as our independent auditors for 2006 and act upon such other business as may properly come before the meeting, all as described in the attached notice of annual meeting of shareholders and proxy statement.

It is important that your shares be represented at the meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to complete, date, sign and return your proxy card in the enclosed prepaid envelope as promptly as possible so that your shares will be voted at the annual meeting. This will not limit your right to vote in person or to attend the meeting.

Sincerely,

/s/ SAMUEL ZELL

Samuel Zell

Chairman of the Board

CAPITAL TRUST, INC.

410 Park Avenue, 14th Floor

New York, New York 10022

___________________

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

We hereby notify you that we are holding our 2006 annual meeting of shareholders at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, on Wednesday, June 14, 2006, at 10:00 a.m., New York City time, for the following purposes:

1.	To elect nine directors to the board of directors to serve until our next annual meeting of shareholders and until such directors’ successors are duly elected and qualify.
2.	To consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
3.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

You can vote your shares of class A common stock if our records show that you were the owner of the shares as of the close of business on April 26, 2006, the record date for the annual meeting.

We have enclosed a proxy statement and a proxy card solicited by our board of directors.

To assure your representation at the annual meeting, please vote. Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card promptly in the enclosed prepaid envelope. This will help ensure that your vote is counted. If you fail to return your card, your vote will not be counted, unless you attend the meeting and vote in person. You may revoke your proxy in the manner described in the proxy statement at any time before the proxy has been voted at the annual meeting.

By Order of the Board of Directors,

/s/ SAMUEL ZELL

Samuel Zell

Chairman of the Board

April 28, 2006

CAPITAL TRUST, INC.

410 Park Avenue, 14th Floor

New York, New York 10022

____________________

PROXY STATEMENT

FOR

2006 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 14, 2006

____________________

This proxy statement is being furnished by and on behalf of our board of directors in connection with the solicitation of proxies to be voted at the 2006 annual meeting of shareholders. The date, time and place of the annual meeting are:

Date:	June 14, 2006
Time:	10:00 a.m., New York City time
Place:	The law offices of Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street, New York, New York 10022

At the annual meeting, shareholders will be asked to:

•

Elect the following nominees as our directors to serve until our next annual meeting of shareholders and until such directors’ successors are duly elected and qualify: Samuel Zell, Thomas E. Dobrowski, Martin L. Edelman, Craig M. Hatkoff, Edward S. Hyman, John R. Klopp, Henry N. Nassau, Joshua A. Polan and Lynne B. Sagalyn (“Proposal 1”);

•

Consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, referred to herein as our independent auditors, for the fiscal year ending December 31, 2006 (“Proposal 2”); and

•	Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Our principal offices are located at 410 Park Avenue, 14th Floor, New York, New York 10022 and our telephone number is (212) 655-0220.

This proxy statement and the enclosed proxy card are being sent on or about April 28, 2006 to shareholders of record as of the close of business on April 26, 2006.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

In this section of the proxy statement, we answer some common questions regarding the annual shareholders meeting and the voting of shares at the meeting.

Where and when will the annual meeting be held?

The date, time and place of the meeting are:

June 14, 2006

10:00 a.m. (New York City time)

The law offices of Paul, Hastings,

Janofsky & Walker LLP

75 East 55th Street,

New York, New York 10022

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is asking for your proxy to vote your shares at the annual meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the meeting. But you don't have to attend in order to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card.

Who can vote?

You can vote your shares of class A common stock if our records show that you were the owner of the shares as of the close of business on April 26, 2006, the record date determining the shareholders who are entitled to vote at the annual meeting. As of April 26, 2006, there were a total of 15,325,277 shares of our class A common stock outstanding and entitled to vote at the annual meeting. You get one vote for each share of class A common stock that you own. The enclosed proxy card shows the number of shares you can vote.

How are votes counted?

We will hold the annual meeting if shareholders representing the required quorum of shares of class A common stock entitled to vote either sign and return their proxy cards or attend the meeting. A majority of the shares of class A common stock entitled to vote at the meeting present in person or by proxy will constitute a quorum. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated on the proxy card.

If you abstain or withhold votes, your abstention or withheld vote will not be counted as votes cast and will have no effect on the result of the vote on the election of directors and the ratification of the appointment of Ernst & Young LLP as our independent auditors.

What is the required vote for approval?

The election of each of our nominees for director requires a plurality of the votes cast at the annual meeting, and the ratification of the appointment of Ernst & Young LLP as our independent auditors requires a majority of the votes cast at the annual meeting on such matter.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on the matters to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The individuals named and designated as proxies in the proxy card will vote your shares as you instruct. You have the following choices in completing your voting:

•    You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

•    In voting on directors, you can either vote “FOR” all directors or withhold your vote on all or certain directors specified by you.

•    You may abstain on the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors, in which case no vote will be recorded.

•    You may return a signed proxy card without indicating your vote on any matter, in which case the designated proxies will vote to elect all nine nominees as directors and ratify the appointment of Ernst & Young LLP as our independent auditors.

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What if other matters come up at the annual meeting?

The only matters we now know of that will be voted on at the annual meeting include the proposals we have described in this proxy statement: the election of nine directors and the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors for 2006. If other matters are properly presented at the meeting, the designated proxies will vote your shares in their discretion.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by giving us a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card or by attending the annual meeting and voting your shares in person. Your attendance at the annual meeting will not, by itself, revoke a proxy previously given by you. We will honor the proxy card with the latest date.

Proxy revocation notices or new proxy cards should be sent to Capital Trust, Inc. c/o American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219, Attention: Paula Caroppoli.

Can I vote in person at the annual meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person even if you have submitted a proxy card.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to cast votes on certain “routine” matters if they do not receive instructions from their customers.  The election of directors and the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors are considered routine matters for which brokerage firms may vote unvoted shares.

What do I do if my shares are held in "street name"?

If your shares are held in the name of your broker, a bank, or other nominee, that party will give you instructions for voting your shares. If your shares are held in “street name” and you would like to vote your shares in person at the annual meeting, you must contact your broker, bank or other nominee to obtain a proxy from the record holder of your shares.

Who will count the votes?

Representatives of American Stock Transfer & Trust Company will count the votes and will serve as the independent inspector of election.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this. We do not expect to engage an outside firm to solicit votes, but if such a firm is engaged subsequent to the date of this proxy statement, the cost is estimated to be less than $10,000, plus reasonable out-of-pocket expenses.

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PROPOSAL 1 — ELECTION OF DIRECTORS

The number of directors that comprise our entire board of directors has been fixed at nine. Nine nominees will be proposed for election as directors at the annual meeting to hold office until our next annual meeting of shareholders and until their successors are duly elected and qualify. All nine nominees currently serve on our board of directors.

All of the nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our board of directors, unless the board alternatively acts to reduce the size of the board or maintain a vacancy on the board in accordance with our bylaws. The board of directors has no reason to believe that any such nominees will be unable or unwilling to serve.

Our board of directors considered transactions and relationships between each director or any member of his or her immediate family and the company and its subsidiaries and affiliates. Our board of directors has determined that Messrs. Dobrowski, Hyman, Nassau and Polan and Dr. Sagalyn are independent under the criteria for independence set forth in the listing standards of the New York Stock Exchange, and therefore, upon the election of all nine nominees, we will meet the New York Stock Exchange requirement for a majority of independent directors serving on the board of directors.

Nominees for Election as Directors

The names, ages as of April 27, 2006, and existing positions with us of the nominees, if any, are as follows:

Name	Age	Office or Position Held
Samuel Zell..............................	64	Chairman of the Board of Directors
Thomas E. Dobrowski.................	62	Director
Martin L. Edelman.....................	64	Director
Craig M. Hatkoff.......................	52	Director
Edward S. Hyman.......................	61	Director
John R. Klopp...........................	52	Director, Chief Executive Officer and President
Henry N. Nassau .......................	51	Director
Joshua A. Polan........................	58	Director
Lynne B. Sagalyn......................	58	Director

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The name, principal occupation for the last five years, selected biographical information and the period of service as our director of each of the nominees are set forth below.

Samuel Zell has been the chairman of our board of directors since 1997. Mr. Zell is chairman and president of Equity Group Investments, L.L.C., a privately-held investment company. Mr. Zell has been a trustee and the chairman of the board of trustees of Equity Office Properties Trust, a real estate investment trust, or REIT, specializing in the ownership and management of office buildings, since October 1996, was its chief executive officer from April 2002 to April 2003 and its president from April 2002 to November 2002. Mr. Zell has been a trustee and the chairman of the board of trustees of Equity Residential, a REIT specializing in the ownership and management of multi-family housing since March 1995. For more than the past five years, Mr. Zell has served as chairman of the board of Anixter International Inc., a provider of integrated network and cabling systems; and Equity Lifestyle Properties, Inc., a REIT specializing in the ownership and management of manufactured home communities. Mr. Zell has been chairman of the board of Covanta Holding Corporation (previously known as Danielson Holdings Corporation) since September 2005, was previously a director from 1999 until 2004, and served as its president, chairman and chief executive officer from July 2002 to October 2004. Mr. Zell was the chairman of the board of Rewards Network, Inc. (previously known as iDine Rewards Network, Inc.), an administrator of loyalty-based consumer reward programs, from 2002 until 2005.

Thomas E. Dobrowski has been a director since 1998.  Mr.  Dobrowski  has been retired from General Motors Asset Management, an investment manager for several pension funds of General Motors Corporation, its subsidiaries and affiliates, as well as for several third party clients, since October 2005. From  December 1994  until September 2005, he was the managing director of real estate and alternative investments for General Motors Asset Management.  Mr. Dobrowski is a trustee of Equity Office Properties Trust and a director of Equity Lifestyle Properties, Inc.

Martin L. Edelman has been a director since 1997.  Mr. Edelman has been of counsel to Paul, Hastings, Janofsky & Walker LLP, and prior thereto Battle Fowler LLP, each a law firm that has provided services to us.  Mr. Edelman was a partner with Battle Fowler LLP from 1972 to 1993.  He has been a director of Cendant Corporation and a member of the executive committee of that corporation’s board of directors since November 1993.  Mr. Edelman also serves as a director of Ashford Hospitality Trust.

Craig M. Hatkoff has been a director since 1997.  From 1997 to 2000, Mr. Hatkoff served as our vice chairman.  Mr. Hatkoff is chairman of Turtle Pond Publications LLC, which is active in children’s publishing and entertainment, and is a private investor in other entrepreneurial ventures. Mr. Hatkoff is a Co-founder of the Tribeca Film Festival. Mr. Hatkoff was a founder and a managing partner of Victor Capital Group, L.P., or Victor Capital, from 1989 until our acquisition of Victor Capital in July 1997.  Mr. Hatkoff was a managing director and co-head of Chemical Realty Corporation, the real estate investment banking arm of Chemical Banking Corporation, from 1982 until 1989.  From 1978 to 1982, Mr. Hatkoff was the head of new product development in Chemical Bank’s Real Estate Division, where he previously served as a loan officer.  Mr. Hatkoff served as a trustee of the New York City Construction Authority from 2002-2005, an agency responsible for the construction of all public schools in New York City.  He is a director of the Taubman Centers Inc. where he serves on the Audit, Compensation and Nominating Committees.

Edward S. Hyman was appointed a director, effective as of March 30, 2005.  Mr. Hyman is Chairman and President of International Strategy & Investment Group Inc. and Chairman of International Strategy & Investment Inc.  Prior to forming both of these companies in April 1991, he was Vice Chairman and a member of the board of C.J. Lawrence Inc., which he joined in 1972.

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John R. Klopp has been a director since 1997, and our chief executive officer and president since 1997 and 1999, respectively.  Mr. Klopp was a founder and a managing partner of Victor Capital from 1989 until the acquisition of Victor Capital by us in July 1997.  Mr. Klopp was a managing director and co-head of Chemical Realty Corporation from 1982 until 1989.  From 1978 to 1982, Mr. Klopp held various positions with Chemical Bank’s Real Estate Division, where he was responsible for originating, underwriting and monitoring portfolios of construction and permanent loans.

Henry N. Nassau has been a director since 2003.  Mr. Nassau has been a partner since September 2003 and is Chair of the Corporate and Securities group at the law firm Dechert LLP. Mr. Nassau was the chief operating officer of Internet Capital Group, Inc., an internet holding company, from December 2002 until June 2003 having previously served as managing director, general counsel and secretary since May 1999.  Mr. Nassau was previously a partner at Dechert LLP from September 1987 to May 1999 and was chair of the firm’s Business Department from January 1988 to May 1999.  At Dechert LLP, Mr. Nassau engages in the practice of corporate law, concentrating on mergers and acquisitions, public offerings, private equity, and venture capital financing.

Joshua A. Polan has been a director since 2004.  Mr. Polan is a managing director of Berkley Capital, LLC, a wholly owned subsidiary of W. R. Berkley Corporation.  He has been an executive officer of Interlaken Capital, Inc., a company substantially owned and controlled by William R. Berkley, W. R. Berkley Corporation's chairman of the board and chief executive officer, since June 1988, and currently serves as managing director of Interlaken.  For more than five years prior to June 1988, Mr. Polan was a partner in the public accounting firm of Touche Ross & Co.  Mr. Polan is a member of the management committee of LD Realty Advisors LLC, the general partner of LDPG Realty Investors, L.P.  He is currently a director of Strategic Distribution, Inc.

Lynne B. Sagalyn has been a director since 1997.  Dr. Sagalyn is Professor of Real Estate Development and Planning at the University of Pennsylvania, with appointments at both the Department of City Planning and the Wharton School's Real Estate Department.  From 1992 until her appointments at the University of Pennsylvania in 2004, Dr. Sagalyn served as a professor and the Earl W. Kazis and Benjamin Schore Director of the MBA Real Estate Program and Paul Milstein Center for Real Estate at the Columbia University Graduate School of Business.  She also serves on the faculty of the Weimer School for Advanced Studies in Real Estate and Land Economics.  Dr. Sagalyn is a director of United Dominion Realty Trust, a self-administered REIT in the apartment communities sector.  Additionally, Dr. Sagalyn is a board member of J.P. Morgan U.S. Real Estate Income and Growth Fund, and on the Advisory Board of The Goldman Family Enterprises.  She has also served on the New York City Board of Education Chancellor's Commission on the Capital Plan.

Vote Required; Recommendation

The election to the board of directors of each of our nine nominees will require the affirmative vote of a plurality of the votes cast at the annual meeting. Our board of directors unanimously recommends that you vote for the election of all nine nominees named above.

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Board of Directors; Committees

Our board of directors has nine members and is currently comprised of Messrs. Zell, Dobrowski, Edelman, Hatkoff, Hyman, Klopp, Nassau and Polan and Dr. Sagalyn.

Our board of directors currently has four standing committees: an audit committee, a compensation committee, a corporate governance committee, and an investment committee.

Audit Committee: The audit committee is currently comprised of Messrs. Dobrowski and Nassau and Dr. Sagalyn, with Dr. Sagalyn serving as the committee’s chairperson. All audit committee members meet the independence criteria and have the qualifications set forth in the listing standards of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Each of Messrs. Dobrowski and Nassau is qualified as an audit committee financial expert within the meaning of Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934 and our board of directors has determined that they have the accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. The Securities and Exchange Commission has determined that the audit committee financial expert designation does not impose on the person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of directors in the absence of such designation. The audit committee appoints our independent auditors, oversees the quality and integrity of our financial reporting and the audits of our financial statements by our independent auditors and in fulfilling its oversight function, reviews with our management and independent auditors the scope and result of the annual audit, our auditors’ independence and our accounting policies. Our board of directors has adopted a written charter under which the audit committee operates. This charter is posted on our corporate website at www.capitaltrust.com. A copy of our audit committee charter is available free of charge, upon request directed to Investor Relations, Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, New York 10022.

The audit committee has adopted complaint procedures for accounting, internal control and auditing matters in accordance with Rule 10A-3 under the Securities Exchange Act of 1934. The full text of these complaint procedures is available on our corporate website at www.capitaltrust.com. A copy of our complaint procedures is available free of charge, upon request directed to Investor Relations, Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, New York 10022.

Compensation Committee: The compensation committee is currently comprised of Mr. Polan and Dr. Sagalyn, with Mr. Polan serving as the committee’s chairperson. All compensation committee members meet the independence criteria set forth in the listing standards of the New York Stock Exchange. The compensation committee oversees the compensation of executive officers and senior management, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites and administers any such plans or programs as required by the terms thereof. Our board of directors has adopted a written charter under which the compensation committee operates. This charter is posted on our corporate website at www.capitaltrust.com. A copy of our compensation committee charter is available free of charge, upon request directed to Investor Relations, Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, New York 10022.

Corporate Governance Committee: The corporate governance committee is currently comprised of Messrs. Dobrowski, Nassau and Polan, with Mr. Nassau serving as the committee’s chairperson. All corporate governance committee members meet the independence criteria set forth in the listing standards of the New York Stock Exchange. The corporate governance committee identifies qualified individuals to become board members, recommends to the board individuals to be designated as nominees for election

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as directors at the annual meetings of shareholders, and develops and recommends to the board our corporate governance guidelines. Our board of directors has adopted a written charter under which the corporate governance committee operates. This charter is posted on our corporate website at www.capitaltrust.com. A copy of our corporate governance committee charter is available free of charge, upon request directed to Investor Relations, Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, New York 10022.

Investment Committee: The investment committee is currently comprised of Messrs. Zell, Hatkoff and Nassau. The investment committee exercises the authority of the board to approve additions to or modifications of our portfolio of loans and investments beyond the limits of the authority delegated to management in our loan policy.

Our board of directors conducts its business through meetings of the board, actions taken by written consent in lieu of meetings and by the actions of its committees. During fiscal year 2005, our board of directors held four meetings and took action by written consent 12 times. During fiscal year 2005: (i) the audit committee held five meetings, (ii) the compensation committee and the performance compensation committee (which was eliminated immediately following the 2005 annual meeting of shareholders) held three meetings and took action by written consent one time, (iii) the corporate governance committee held three meetings and took action by written consent one time and (iv) the investment committee did not hold any formal committee meetings in 2005, but rather discussed matters informally and acted by unanimous written consent one time in performing its functions. During fiscal year 2005, each director attended at least 75% of all meetings of the board of directors (while he or she was a member), and at least 75% of all meetings of committees on which he or she served. Our corporate governance guidelines provide that, at their discretion, the non-management directors may designate the director who will preside at each executive session of the board, or if one has not been designated, the chairperson of the corporate governance committee shall serve as such.

Corporate Governance

Code of Business Conduct and Ethics: We have adopted a code of business conduct and ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer.  This code of business conduct and ethics is designed to comply with SEC regulations and New York Stock Exchange listing standards related to codes of conduct and ethics and is posted on our corporate website at www.capitaltrust.com.  A copy of our code of business conduct and ethics is available free of charge, upon request directed to Investor Relations, Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, New York 10022.

Corporate Governance Guidelines: We have also adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors’ expectations as to how it should perform its functions. Our corporate governance guidelines are posted on our corporate website at www.capitaltrust.com. A copy of our corporate governance guidelines is available free of charge, upon request directed to Investor Relations, Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, New York 10022.

Shareholder Nominations and Communications Policy: Our board of directors has adopted policies with respect to the consideration of candidates recommended by shareholders for election as director and shareholder communications with the board of directors.

Shareholders may recommend nominees for consideration by the corporate governance committee by submitting the names and the following supporting information to our secretary at: Secretary, Shareholder Nominations, Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, New

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York 10022. The submissions should include a current resume and curriculum vitae of the candidate and a statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include the name and address of the shareholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting shareholder and a description of all arrangements or understanding between the submitting shareholder and the candidate.

Shareholders and other interested parties may communicate directly with our board of directors or the non-management directors. All communications should be in writing and should be directed to our secretary at: Secretary, Shareholder Communications, Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, New York 10022. The sender should indicate in the address whether it is intended for the entire board of directors, the non-management directors as a group or an individual director. Each communication intended for the board of directors or non-management directors received by the secretary will be forwarded to the intended recipients in accordance with the existing instructions.

The full text of the shareholder nominations and communications policy is available on our corporate website at www.capitaltrust.com. A copy of the shareholder nominations and communications policy is available free of charge, upon request directed to Investor Relations, Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, New York 10022.

Director Attendance at Annual Meeting of Shareholders. We do not have a formal policy regarding attendance by directors at our annual meeting of shareholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of shareholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. At our last annual meeting, which was held on June 14, 2005, three directors attended.

Compensation of Directors

Generally, our non-employee directors are not paid any cash fees for their services as such, but rather are compensated with an annual award of stock units under our amended and restated 1997 non-employee director stock plan with a value equal to $30,000. However, one of our non-employee directors has elected and will continue to be paid an annual cash retainer of $30,000. The number of stock units awarded to each director, which are convertible into an equal number of shares of class A common stock according to individual deferral elections set by each director, is determined quarterly in arrears by dividing one-quarter of the annual retainer amount ($7,500) by the average closing price of the class A common stock for the quarter. The stock units vest when issued. There is currently no separate compensation for service on committees of the board of directors. All directors are also reimbursed for travel expenses incurred in attending board and committee meetings.

Compensation Committee Interlocks and Insider Participation

During 2005, the compensation committee of the board of directors was comprised of Mr. Polan and Dr. Sagalyn; Jeffrey A. Altman served on the committee but only until his resignation from our board of directors effective February 7, 2005. None of the committee’s members was employed by us as an officer or employee during 2005. No committee member had any interlocking relationships requiring disclosure under applicable rules and regulations.

For a description of certain relationships and transactions with members of the board of directors or their affiliates, see “—Certain Relationships and Related Transactions” beginning on page 27.

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Executive and Senior Officers

The following sets forth the positions, ages as of April 27, 2006 and selected biographical information for our executive and senior officers who are not directors.

Jeremy FitzGerald, age 42, has served as a managing director since 1997. Ms. FitzGerald is responsible for originating, structuring and negotiating high yield investments. Prior to that time, she served as a principal of Victor Capital Group and had been employed in various positions at such firm since May 1990. She was previously employed in various positions at PaineWebber Incorporated.

Peter S. Ginsberg, age 43, has served as a managing director since 2003. Mr. Ginsberg is responsible for originating, structuring and negotiating high yield investments. He has been employed by us in various positions since 1997. He was previously employed as a senior associate at a New York City law firm focusing on real estate finance and investments.

Geoffrey G. Jervis, age 34, has served as our chief financial officer since 2005. Prior to that time, he served as our director of capital markets since 2004. He has been employed by us in various positions since 1999. Prior to joining us, Mr. Jervis was the Chief of Staff to the New York City Economic Development Corporation under the Giuliani Administration.

Stephen D. Plavin, age 46, has served as our chief operating officer since 1998. Prior to that time, Mr. Plavin was employed for fourteen years with the Chase Manhattan Bank and its securities affiliate, Chase Securities Inc. Mr. Plavin held various positions within the real estate finance unit of Chase, including the management of: loan origination and execution, loan syndications, portfolio management, banking services and real estate owned sales. He served as a managing director responsible for real estate client management for Chase’s major real estate relationships and in 1997 he became co-head of Global Real Estate for Chase. Mr. Plavin serves as a director of Omega Healthcare Investors, Inc., a skilled nursing real estate investment trust.

Thomas C. Ruffing, age 45, has served as a managing director since February 2006. Mr. Ruffing is responsible for the asset management of our investment portfolios. Prior to that time, he served as our director of asset management since 2001. Prior to joining us in 2001, Mr. Ruffing was employed by JP Morgan Chase serving in its real estate and lodging investment banking group since 1990. In various roles at the bank, his responsibilities included structured corporate real estate finance transactions, major asset property sales, and the restructuring and workout of problem real estate loans.

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Report of the Audit Committee of the Board of Directors*

Our board of directors’ audit committee carries out oversight functions with respect to the preparation, review and audit of our financial statements, our system of internal controls and the qualifications, independence and performance of our internal auditor consultants and independent auditors and operates under a written charter adopted by the board of directors. The charter can be viewed, together with any future changes that may occur, on our website at www.capitaltrust.com. The audit committee has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent auditors. The audit committee members are independent within the meaning of the applicable New York Stock Exchange listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Our management is responsible for the development, maintenance and evaluation of internal controls and procedures and the financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation of financial statements in accordance with generally accepted accounting principles. Our independent auditors perform an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issue a report thereon. The audit committee’s responsibility is to monitor and oversee the foregoing functions.

The audit committee has met and held discussions with management and the independent auditors with respect to our consolidated financial statements for fiscal year 2005 and related matters. Management advised the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles and the committee has reviewed and discussed the consolidated financial statements with management and our independent auditors, Ernst & Young LLP. Our independent auditors presented to and reviewed with the audit committee the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our independent auditors also provided to the committee the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and in connection therewith the committee discussed with the independent auditors their views as to their independence. The audit committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Ernst & Young LLP. The audit committee meetings include, whenever appropriate, executive sessions with our independent auditors without the presence of our management.

In undertaking its oversight function, the audit committee relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on our financial statements. The audit committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of the external or internal audits, whether the company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or on the effectiveness of the system of internal control.

_________________________

* The material in this report is not “solicitation material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

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Based on the audit committee’s considerations, discussions with management and the independent auditors as described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee

Lynne B. Sagalyn

Thomas E. Dobrowski

Henry N. Nassau

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Executive Compensation

The following table sets forth for the years indicated the annual compensation of the chief executive officer and our other executive officers who earned an annual salary and bonus in excess of $100,000, which we refer to as the named executive officers.

Summary Compensation Table

		Annual Compensation (1)			Long Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)	Restricted Stock Award($)	Securities Underlying Options (#)	Other Compensation ($)(11)
John R. Klopp Chief Executive Officer and President	2005 2004 2003	600,000 600,000 600,000	1,200,000 1,073,450 1,000,000	502,056 — —	749,983 (2) 6,488,958 (3) 500,004 (4)	— — —	6,300 6,150 6,000
Stephen D. Plavin Chief Operating Officer	2005 2004 2003	443,750 374,723 371,671	750,000 750,000 650,000	502,056 — —	2,694,600 (5) 449,987 (6) 250,002 (7)	— — —	6,300 6,150 6,000
Geoffrey G. Jervis Chief Financial Officer	2005 2004 2003	170,833 124,167 115,000	500,000 450,000 275,000	100,411 — —	249,984 (8) 124,989 (9) 49,996 (10)	— — —	6,300 6,150 6,000

________________________

(1)    The annual compensation presented for each fiscal year represents the annual base salary paid during the fiscal year and the annual bonus compensation that was paid in the beginning of the following fiscal year that was accrued as an expense by us during the fiscal year. Other Annual Compensation represents payments pursuant to prior long-term incentive plan awards that provide for specified percentages of incentive management fees distributed to us by our private equity funds.

(2)    Represents (i) the value of 12,096 shares of restricted stock granted on February 7, 2006 (based on the $31.00 per share New York Stock Exchange closing price on such date) which are subject to time vesting and (ii) the value of 12,097 shares of performance stock granted on February 7, 2006 (based on the $31.00 per share New York Stock Exchange closing price on such date) which are subject to performance vesting. At December 31, 2005, Mr. Klopp held a total of 127,427 shares of restricted stock and 131,074 shares of performance stock with a value of $7,568,909 (based on the $29.28 per share New York Stock Exchange closing price on such date). At February 7, 2006, Mr. Klopp held a total of 132,302 shares of restricted stock and 143,171 shares of performance stock with a value of $8,539,663 (based on the $31.00 per share New York Stock Exchange closing price on such date).

(3)    Represents (A) the value of 218,818 shares of restricted and performance stock granted on July 15, 2004 (based on the $26.47 per share New York Stock Exchange closing price on such date); and (B)(i) the value of 10,724 shares of restricted stock earned on February 4, 2005 (based on the $32.49 per share New York Stock Exchange closing price on such date) and (ii) the value of 10,724 shares of performance stock earned on February 4, 2005 (based on the $32.49 per share New York Stock Exchange closing price on such date) pursuant to an existing award.

(4)    Represents (i) the value of 10,941 shares of restricted stock granted on January 26, 2004 (based on the $22.85 per share closing price on such date) and (ii) the value of 10,941 shares of performance stock granted on January 26, 2004 (based on the $22.85 per share New York Stock Exchange closing price on such date).

(5)    Represents (i) the value of 45,000 shares of restricted stock granted on December 28, 2005 (based on the $29.94 per share New York Stock Exchange closing price on such date) and (ii) the value of 45,000 shares of performance stock granted on December 28, 2005 (based on the $29.94 per share New York Stock Exchange closing price on such date). At December 31,

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2005, Mr. Plavin held a total of 51,441 shares of restricted stock and 57,395 shares of performance stock with a value of $3,186,718 (based on the $29.28 per share New York Stock Exchange closing price on such date).

(6)     Represents (i) the value of 6,925 shares of restricted stock granted on February 4, 2005 (based on the $32.49 per share New York Stock Exchange closing price on such date) and (ii) the value of 6,925 shares of performance stock granted on February 4, 2005 (based on the $32.49 per share New York Stock Exchange closing price on such date).

(7)    Represents (i) the value of 5,471 shares of restricted stock granted on January 26, 2004 (based on the $22.85 per share New York Stock Exchange closing price on such date) and (ii) the value of 5,470 shares of performance stock granted on January 26, 2004 (based on the $22.85 per share New York Stock Exchange closing price on such date).

(8)    Represents (i) the value of 4,032 shares of restricted stock granted on February 7, 2006 (based on the $31.00 per share New York Stock Exchange closing price on such date) and (ii) the value of 4,032 shares of performance stock granted on February 7, 2006 (based on the $31.00 per share New York Stock Exchange closing price on such date). At December 31, 2005, Mr. Jervis held a total of 3,488 shares of restricted stock and 3,017 shares of performance stock with a value of $190,466 (based on the $29.28 per share New York Stock Exchange closing price on such date). At February 7, 2006, Mr. Jervis held a total of 5,679 shares of restricted stock and 7,049 shares of performance stock with a value of $394,568 (based on the $31.00 per share New York Stock Exchange closing price on such date).

(9)    Represents (i) the value of 1,923 shares of restricted stock granted on February 4, 2005 (based on the $32.49 per share New York Stock Exchange closing price on such date) and (ii) the value of 1,924 shares of performance stock granted on February 4, 2005 (based on the $32.49 per share New York Stock Exchange closing price on such date).

(10)  Represents (i) the value of 1,094 shares of restricted stock granted on January 26, 2004 (based on the $22.85 per share New York Stock Exchange closing price on such date) and (ii) the value of 1,094 shares of performance stock granted on January 26, 2004 (based on the $22.85 per share New York Stock Exchange closing price on such date).

(11)  Represents contributions made by us to our 401(k) profit sharing plan. As permitted by rules established by the SEC, no amounts are shown with respect to certain “perquisites” where such amounts do not exceed, in the aggregate, the lesser of 10% of bonus plus salary or $50,000.

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Employment Agreements

John R. Klopp

John R. Klopp serves as our chief executive officer and president pursuant to an employment agreement entered into as of February 24, 2004. The employment agreement provides for Mr. Klopp’s employment through December 31, 2008 (subject to earlier termination under certain circumstances as described below).

Under the employment agreement, Mr. Klopp will receive a base salary of $600,000 per year, subject to possible increase by our board of directors. The agreement provides for annual performance compensation awards, pursuant to our amended and restated 2004 long-term incentive plan, referred to as the 2004 Plan, tied to the achievement of threshold, target or maximum performance criteria set by the compensation committee of the board each year after consultation with Mr. Klopp. Under the first of these awards, Mr. Klopp can earn an annual cash bonus ranging from 100% of base salary at threshold performance to 200% of base salary at maximum performance, with a target of 150% of base salary at target performance. Under the other award, Mr. Klopp can earn shares of restricted and performance stock, subject to further vesting, with a value ranging from $250,000 at threshold performance to $750,000 at maximum performance, with a target of $500,000 at target performance. The restricted stock, representing 50% of shares so earned, will vest in equal installments over the three year period from the date of issuance and the performance stock, representing 50% of shares so earned, will vest on the fourth anniversary from the date of issuance provided the total shareholder return during the vesting period is at least 13% per annum.

Pursuant to the agreement, Mr. Klopp was granted, as of the effective date and pursuant to the 2004 Plan, an initial award of 218,818 shares of stock, that includes 109,409 shares of restricted stock which vest over time in eight equal quarterly increments commencing on March 31, 2007 and 109,409 shares of performance stock which vest on December 31, 2008 if the total shareholder return, measured from January 1, 2004 through December 31, 2008, is at least 13% per annum.  Mr. Klopp was also awarded, as of the effective date and pursuant to the 2004 Plan, a performance compensation award that provides for cash payments equal to 8% of the amount of cash we receive, if any, as incentive management fees from CT Mezzanine Partners III, Inc., known as Fund III, that vests 65% as of the end of Fund III’s investment period and 35% on our receipt of incentive management fees from Fund III. The agreement provided for an additional performance compensation award on or before February 24, 2005 as determined by the compensation committee in its discretion with respect to up to an additional 10% of incentive management fees received from Fund III.  On February 4, 2005, the compensation committee awarded Mr. Klopp a performance compensation award that provides for cash payments equal to 4% of the Fund III incentive management fees. The award vests 65% on the expiration of the Fund III investment period and 35% upon our receipt of the incentive management fees.

We may terminate Mr. Klopp’s employment upon his death, upon disability that has incapacitated him for 180 consecutive days, or for conduct defined as "cause" in the agreement. Mr. Klopp has the right to terminate the agreement for "good reason" as defined in the agreement, which includes the assignment of materially inconsistent duties, responsibilities and title and change in control. In the event of our termination of Mr. Klopp’s employment without "cause" or by Mr. Klopp for "good reason," Mr. Klopp is entitled to certain post termination benefits, including: a lump sum cash payment equal to the greater of (i) the sum of base salary and target performance bonuses for the balance of the term of the agreement assuming satisfaction of the performance criteria or (ii) twice current base salary and the highest annual cash bonus earned during the term of the agreement; the accelerated vesting in full of all annual restricted stock grants made prior thereto and the initial restricted stock grant; the accelerated granting and vesting in full of all incentive management fee performance compensation awards; vested

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options may be exercised for the later of one year following termination or the expiration of the options; and we shall pay medical insurance coverage premiums for the earlier of 18 months following termination or the date Mr. Klopp receives comparable coverage from another employer. If Mr. Klopp is terminated upon expiration of the agreement, he receives the same post termination benefits as though he were terminated for “cause” or resigned for “good reason,” except he will be paid a lump sum cash payment equal to his base salary and earned unpaid bonus at target performance, and all awards previously granted will continue to vest for an additional year following termination. The agreement also provides specified benefits upon death or disability.

Mr. Klopp’s employment agreement contains provisions relating to non-competition during the term of employment, protection of our confidential information and intellectual property, and non-solicitation of our employees, which provisions extend for 24 months following termination in certain circumstances.

Stephen D. Plavin

Stephen D. Plavin serves as our chief operating officer pursuant to an employment agreement entered into as of December 28, 2005. The employment agreement provides for Mr. Plavin’s employment through December 31, 2008 (subject to extension or early termination under certain circumstances as described below).

Under the employment agreement, Mr. Plavin received a base salary at an annual rate of $450,000 for the remainder of calendar year 2005 and, as of January 1, 2006, Mr. Plavin’s base salary was increased to $500,000 per year, subject to possible increase by our board of directors. Pursuant to the agreement, Mr. Plavin received a cash bonus in the amount of $750,000 for calendar year 2005. The agreement provides for annual bonuses for each year commencing with 2006 that are covered by performance compensation awards under the 2004 Plan, and are tied to the achievement of threshold, target or maximum performance criteria set by our compensation committee. Under these awards, Mr. Plavin can earn an annual cash bonus ranging from 100% of base salary at threshold performance to 200% of base salary at maximum performance, with a target of 150% of base salary at target performance.

Pursuant to the agreement, Mr. Plavin was granted, as of the effective date and pursuant to the 2004 Plan, an award of 90,000 shares of stock, which we refer to as the Initial Plavin Grant, that includes 45,000 shares of restricted stock which vest over time in eight equal quarterly installments commencing in March 31, 2007 and 45,000 shares of performance stock which vest on December 31, 2008 if the total shareholder return, measured for the three-year period commencing on the effective date, is at least 13% per annum. Mr. Plavin was also awarded, as of the effective date and pursuant to the 2004 Plan, a performance compensation award, which we refer to as the Plavin Performance Award, that provides for cash payments equal to 2% of the amount of cash we receive, if any, as incentive management fees from Fund III, that vests 65% as of the effective date and 35% upon our receipt of the incentive management fees.

We have the option, which we refer to as the Extension Option, to extend the agreement by one year to December 31, 2009 upon notice to Mr. Plavin no earlier than June 30, 2008 and no later than September 1, 2008. If we exercise the Extension Option, we will grant Mr. Plavin, on or about January 1, 2009 and pursuant to the 2004 Plan, an award of an additional 30,000 shares of stock, which we refer to as the Additional Plavin Grant, that includes 15,000 shares of restricted stock that will vest on December 31, 2009 and 15,000 shares of performance stock that will vest on December 31, 2009 if the total shareholder return, measured for the one-year period commencing on January 1, 2009 and ending on December 31, 2009, is at least 13% for the period.

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We may terminate Mr. Plavin’s employment upon his death, upon disability that has incapacitated him for at least 120 consecutive calendar days or for at least 180 calendar days, whether or not consecutive, in any 365 calendar day period, or for conduct defined as “cause” in the agreement. Mr. Plavin has the right to terminate the agreement for “good reason” as defined in the agreement, which includes the assignment of materially inconsistent duties, responsibilities and title and change in control. In the event of our termination of Mr. Plavin’s employment without “cause” or by Mr. Plavin for “good reason,” Mr. Plavin is entitled to certain post termination benefits, including: a lump-sum cash payment equal to the greater of (i) the sum of base salary and target performance bonuses for the balance of the term of the agreement assuming satisfaction of the performance criteria or (ii) 1.5 times the sum of current base salary and the highest annual cash bonus earned during the term of the agreement; the accelerated vesting in full of all restricted stock grants made prior thereto and the Initial Plavin Grant; the accelerated vesting in full of the Plavin Performance Award; stock options that vested on or before December 31, 2004 may be exercised for the later of one year following termination or the expiration of the options; stock options that were granted or first vest after 2004 may be exercised until the later of December 31 of the year of termination and the date two and one-half months after termination or the expiration of the options; and we will pay medical insurance coverage premiums for the earlier of 18 months following termination or the date Mr. Plavin receives comparable coverage from another employer; and, if we have exercised the Extension Option, the Additional Plavin Grant will vest in full immediately. In addition, the agreement also provides specified partial salary and bonus payments and benefits upon death or disability.

The agreement contains provisions relating to non-competition during the term of employment, protection of our confidential information and intellectual property, and non-solicitation of our employees, which provisions extend for up to 18 months following termination in certain circumstances.

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Stock Options and Long Term Incentive Plan

No stock option grants were made to any named executive officer in 2005.

The following table shows the 2005 year-end value of the stock options held by the named executive officers. None of the named executive officers exercised stock options during 2005.

Year End 2005 Option/SAR Values

	Number of Securities Underlying Unexercised Options/SARs at Year End		Value of Unexercised In-the-Money Options/SARs at Year End (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
John R. Klopp	208,336	_	$2,275,026	$ _
Stephen D. Plavin	50,001	_	314,006	_
Geoffrey G. Jervis	2,223	_	35,078	_

____________

(1)            Amounts shown reflect the excess of the market value of the underlying class A common stock at year end based upon the $29.28 per share closing price reported on the New York Stock Exchange on December 30, 2005 over the exercise prices for the stock options. The actual value, if any, an executive may realize is dependent upon the amount by which the market price of class A common stock exceeds the exercise price when the stock options are exercised.

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The following table provides information with respect to long term incentive plan awards made to the three named executive officers in 2005.

Long Term Incentive Plans – Awards in Last Fiscal Year
Name	Number of Shares, Units or Other Rights	Performance or Other Period Until Maturation of Payment	Estimated Future Payouts under Non-Stock Price-Based Plans
			Threshold($)	Target($)	Maximum($)
John R. Klopp	4.0% (1)	— (2)	— (3)	344,000 (3)	— (3)
Stephen D. Plavin	4.0% (1)	— (2)	— (3)	344,000 (3)	— (3)
Geoffrey G. Jervis	0.8% (1)	— (2)	— (3)	68,800 (3)	— (3)
John R. Klopp	12,097 (4)	1/1/06 – 12/31/09	— (4)	— (4)	— (4)
John R. Klopp	10,724 (5)	1/1/05 – 12/31/08	— (5)	— (5)	— (5)
Stephen D. Plavin	45,000 (6)	1/1/06 – 12/31/09	— (6)	— (6)	— (6)
Stephen D. Plavin	6,925 (7)	1/1/05 – 12/31/08	— (7)	— (7)	— (7)
Geoffrey G. Jervis	4,032 (8)	1/1/06 – 12/31/09	— (8)	— (8)	— (8)
Geoffrey G. Jervis	1,924 (9)	1/1/05 – 12/31/08	— (9)	— (9)	— (9)

____________

(1)     Represents awards, under our amended and restated 2004 long-term incentive plan, providing for cash payments equal to specified percentages of the incentive management fee distributions, if any, received from our private equity fund, CT Mezzanine Partners III, Inc., which we refer to as Fund III. During 2005, Messrs. Klopp, Plavin and Jervis were each granted a right to receive cash payments equal to the specified percentages of incentive management fee distributions if received by us from Fund III. These rights vest 65% upon the expiration of the investment period (August 2005) and 35% upon our receipt of incentive management fee distributions from Fund III. Including these awards, awards representing rights to receive cash payments equal to 31.4% of our total incentive management fee distributions, if any, from Fund III have been granted to various employees. We intend to award rights of up to 40% of our total incentive management fee distributions, if any, from Fund III to employees.

(2)     The incentive management fee distribution awards do not provide for any specified time frame during which cash payments are to be made. Cash payments will be made when we receive incentive management fee distributions, if any, from Fund III. We currently expect to receive incentive distributions from Fund III in 2008 and 2009.

(3)     The incentive management fee distribution awards do not provide for “Threshold” or “Maximum” cash payments to the recipients. Cash payments will depend upon the amount of incentive management fee distributions, if any, we receive from Fund III. Our incentive management fee distributions will depend upon whether the investors in Fund III receive a return of 100% of their invested capital and a minimum return of 10% per annum on their invested capital. The “Target” amounts shown in the table are based upon a calculation of incentive management fee distributions from Fund III assuming a liquidation of the fund on December 31, 2005 at book value and the satisfaction of all of the funds liabilities. Ultimate payment of incentive management fees from Fund III will be based upon, among other things, performance of fund assets.

(4)     Mr. Klopp earned 24,193 shares of restricted and performance stock subject to further vesting on February 7, 2006 due to the attainment of certain performance measures contained in a performance compensation award Mr. Klopp was awarded on March 29, 2005. 12,096 shares of restricted stock are subject to further time vesting

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in one-twelfths increments over a three-year period ending December 31, 2008 and 12,097 shares of performance stock are subject to further performance vesting if the specified total shareholder return is obtained for the entire four-year period ended December 31, 2009. The 12,097 number in the table represents the number of shares of performance stock subject to further performance vesting.

(5)     Mr. Klopp earned 21,448 shares of restricted and performance stock subject to further vesting on February 4, 2005 due to the attainment of certain performance measures contained in a performance compensation award Mr. Klopp was awarded on February 24, 2004. 10,724 shares of restricted stock are subject to further time vesting in one third increments over a three year period ending January 1, 2008 and 10,724 shares of performance stock are subject to further performance vesting if the specified total shareholder return is obtained for the entire four-year period ended December 31, 2008. The 10,724 number in the table represents the number of shares of performance stock subject to further performance vesting.

(6)     Mr. Plavin was granted an award of restricted stock and performance stock on December 28, 2005 which provides for the time vesting of 45,000 shares in eight equal quarterly installments commencing on March 31, 2007 and performance vesting of 45,000 shares on December 28, 2008 if the specified total shareholder return is obtained for the entire three-year period ending December 28, 2008. The 45,000 number in the table represents the number of shares of performance stock subject to the performance vesting.

(7)     Mr. Plavin was granted an award of restricted stock and performance stock on February 4, 2005 which provides for the time vesting of 6,925 shares in one-third increments on each of the three annual anniversary dates of the award and performance vesting of 6,925 shares on February 4, 2009 if the specified total shareholder return is obtained for the entire four-year period ending December 31, 2008. The 6,925 number in the table represents the number of shares of performance stock subject to the performance vesting.

(8)     Mr. Jervis was granted an award of restricted stock and performance stock on February 7, 2006 which provides for the time vesting of 4,032 shares in one-third increments on each of the three annual anniversary dates of the award and performance vesting of 4,032 shares on February 7, 2010 if the specified total shareholder return is obtained for the entire four-year period ending December 31, 2009. The 4,032 number in the table represents the number of shares of performance stock subject to the performance vesting.

(9)     Mr. Jervis was granted an award of restricted stock and performance stock on February 4, 2005 which provides for the time vesting of 1,923 shares in one-third increments on each of the three annual anniversary dates of the award and performance vesting of 1,924 shares on February 4, 2009 if the specified total shareholder return is obtained for the entire four-year period ending December 31, 2008. The 1,924 number in the table represents the number of shares of performance stock subject to the performance vesting.

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Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of January 1, 2006:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	437,962	$20.87	1,196,707(1)
Equity compensation plans not approved by security holders(2)	—	—	—
	____________	____________	____________
Total	437,962	$20.87	1,196,707(1)

____________

(1)

The number of securities remaining for future issuance in 2006 consists of 1,196,707 shares issuable under our amended and restated 2004 long-term incentive plan, second amended and restated 1997 long-term incentive stock plan and our amended and restated 1997 non-employee director stock plan, all of which were approved by our shareholders. Awards under the plans may include restricted stock, unrestricted stock, stock options, stock units, stock appreciation rights, performance shares, performance units, deferred share units or other equity-based awards, as the board of directors may determine.

(2)	We have no equity compensation plans not approved by security holders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own, or are part of a group that owns, more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% shareholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of Forms 3, 4 and 5 and amendments thereto available to us and other information obtained from our directors and officers and certain 10% shareholders or otherwise available to us, we believe that no director, officer or beneficial owner of more than 10% of our class A common stock failed to file on a timely basis reports required pursuant to Section 16(a) of the Securities Exchange Act with respect to 2005.

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Report on Executive Compensation*

Introduction

Our compensation committee administers our compensation programs. Our compensation committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the chief executive officer’s performance in light of those goals and objectives and, determining and approving the chief executive officer’s compensation level based on this evaluation. Our compensation committee is also responsible for reviewing and approving the salaries and other compensation of our other executive officers. Each member of our compensation committee is independent under the New York Stock Exchange listing requirements. The compensation committee’s function is more fully described in its charter which has been approved by our board of directors. The charter can be viewed, together with any future changes that may occur, on our website at www.capitaltrust.com

Compensation for 2005

Our 2005 executive compensation program consisted of three elements: an annual base salary, annual bonus compensation and long-term incentive compensation.

Mr. Klopp received a $600,000 annual salary as set forth in his employment agreement which was previously approved by the board of directors and the other executive officers also received their previously established or negotiated salaries. The compensation committee’s goal was to provide competitive executive compensation packages as a means of retaining its executive officers. To that end and consistent with its prior practices, the committee strived to compensate executive officers with salaries commensurate with prevailing compensation practices in the financial services industry. Salaries vary according to the levels of responsibility undertaken by the executive officers.

The compensation committee’s goals with annual bonus and long-term incentive compensation was to focus executive behavior on the fulfillment of long-term and annual business objectives, and to create a sense of ownership in the company that causes executive decisions to be aligned with the best interests of our shareholders.

For 2005, the board of directors articulated goals for our company. The board emphasized the amount of quarterly dividends declared, net income per share and total gross originations of new investments. The goals were included as the performance measures in Mr. Klopp's performance compensation award governing his annual bonus opportunity and performance stock opportunity. The committee compared actual company performance to the designated performance measures and determined that Mr. Klopp was entitled to a cash bonus of $1,200,000 and 24,193 shares of restricted and performance stock pursuant to the formula set forth in his performance award agreement, which stock is subject to further time and performance vesting.

__________

* The material in this report is not “solicitation material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

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The compensation committee considered other executive officers’ performance in achieving these goals in determining their annual bonuses which, consistent with the prevailing practices in the financial services industry, represents a substantial portion of their compensation.

Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility in our tax return of compensation over $1 million to any of our executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, and non-discretionary and has been approved by our shareholders. The compensation committee’s policy with respect to Section 162(m) was to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate rewards for their performance. During 2005, we paid one of our executive officers approximately $233,500 aggregate cash compensation that was non-deductible pursuant to Section 162(m). In awarding the cash bonus that produced this non-deductible compensation expense, the compensation committee determined that the advantages to us of awarding the bonus compensation as a reward for the performance and contribution of the executive officer outweighed the loss of the tax deduction. The compensation committee will continue to consider on a case-by-case basis whether particular compensation awards and programs that do not satisfy the conditions of Section 162(m) outweigh the costs to us of the loss of the related tax deduction.

Compensation Committee

Joshua A. Polan

Lynne B. Sagalyn

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Performance Graph*

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on shares of our class A common stock against (i) the cumulative total return of companies listed on the New York Stock Exchange and (ii) the cumulative total return of a peer group selected in the previous year by us (iStar Financial Inc., RAIT Investment Trust, Anthracite Capital Inc., Arbor Realty Trust, Gramercy Capital Corp., Newcastle Investment Corp. and NorthStar Realty Finance Corp.). The five-year period compared commences December 29, 2000 and ends December 30, 2005. This graph assumes that $100 was invested on January 1, 2001 in us and each of the market index and the peer group index, at the December 29, 2000 closing price, and that all cash distributions were reinvested. Our class A common stock price performance shown on the graph is not indicative of future price performance.

_____________

* The price performance comparison information in the table is not “solicitation material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

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Security Ownership of Certain Beneficial Owners and Management

As of April 26, 2006, there were a total of 15,325,277 shares of our class A common stock issued and outstanding. The following table sets forth as of April 27, 2006, certain information with respect to the beneficial ownership of our class A common stock, by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding class A common stock,
•	each director, director nominee and named executive officer currently employed by us, and
•	all of our directors and executive officers as a group.

Such information (other than with respect to our directors and executive officers) is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f) and 13(g) of the Securities Exchange Act of 1934 with respect to our class A common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class

Veqtor Finance Company, L.L.C. (2)	897,429	5.9%
Vornado Realty, L.P. (3)	1,424,474	9.3
W. R. Berkley Corporation	2,000,000	13.1
Adelante Capital Management LLC	1,032,100 (4)	6.7
Thomas E. Dobrowski	240 (5)	*
Martin L. Edelman	42,455 (6)	*
Craig M. Hatkoff	495,644 (7)(8)	3.1
Edward S. Hyman	81,054 (9)	*
John R. Klopp	1,127,683 (7)(8)	6.9
Henry N. Nassau	11,456 (10)	*
Geoffrey G. Jervis	19,488 (11)	*
Stephen D. Plavin	274,792 (12)	1.8
Joshua A. Polan	— (13)	—
Lynne B. Sagalyn	25,788 (6)	*
Samuel Zell	92,454 (6)(14)	*
All executive officers and directors as a group (11 persons)	2,171,054	13.5%

______________

*	Represents less than 1%.
(1)

The number of shares are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

(2)

Zell General Partnership, Inc. is the sole managing member of Veqtor Finance Company, L.L.C. The sole shareholder of Zell General Partnership is the Sam Investment Trust, a trust established for the benefit of the family of Samuel Zell. Chai Trust Company, L.L.C. serves as trustee of the Sam Investment Trust. Mr. Zell is not an officer or director of Chai Trust Company and does not have voting or dispositive power over

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such shares. Veqtor Finance Company, L.L.C. is located at c/o Equity Group Investments, L.L.C., Two North Riverside Plaza, Chicago, Illinois 60606.

(3)

Beneficial ownership information is based on a statement filed pursuant to Section13(d) of the Securities Exchange Act of 1934 by Vornado Realty, L.P. The address of Vornado Realty is c/o Vornado Realty Trust, Park 80 West, Plaza II, Saddle Brook, New Jersey 07663.

(4)

Beneficial ownership information is based on a statement filed pursuant to Section 13(g) of the Securities Exchange Act of 1934 by Adelante Capital Management LLC. The address of Adelante Capital Management LLC is 555 12th Street, Suite 2100, Oakland, CA 94607.

(5)	Represents 240 shares obtainable upon conversion of vested stock units.
(6)

In the case of Mr. Zell, Mr. Edelman and Dr. Sagalyn, includes 17,454 shares obtainable by each upon conversion of vested stock units. In the case of Mr. Zell, Mr. Edelman and Dr. Sagalyn, includes 40,000, 25,001 and 8,334 shares issuable upon the exercise of vested stock options.

(7)

Includes, in the case of Mr. Hatkoff, the 480,044 shares owned by CMH Investment Partnership LP, a family partnership for which Mr. Hatkoff serves as a general partner. Includes, in the case of Mr. Klopp, 600,044 shares owned by JRK Investment Partnership LP, a family partnership for which Mr. Klopp serves as general partner.

(8)

Includes 208,336 shares issuable upon the exercise of vested stock options held by Mr. Klopp. Includes 275,473 shares for Mr. Klopp that are the subject of restricted stock awards for which he retains voting rights. Includes for Mr. Hatkoff 9,600 shares that may be obtained upon conversion of vested stock units.

(9)	Includes 979 shares obtainable upon conversion of vested stock units.
(10)

Includes 3,756 shares obtainable upon conversion of vested stock units. Includes 400 shares held by members of Mr. Nassau’s family, as to which Mr. Nassau disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(11)

Includes 2,223 shares issuable upon the exercise of vested stock options held by Mr. Jervis. Includes 12,728 shares for Mr. Jervis that are the subject of restricted stock awards for which he retains voting rights.

(12)

Includes 50,001 shares issuable upon the exercise of vested stock options held by Mr. Plavin. Includes 108,836 shares for Mr. Plavin that are the subject of restricted stock awards for which he retains voting rights.

(13)	Does not include the shares owned by W. R. Berkley Corporation, as to which Mr. Polan disclaims beneficial ownership.
(14)

Does not include the shares that may be deemed beneficially owned by Equity Office Properties Trust, as to which Mr. Zell disclaims beneficial ownership. 25,000 of such shares are held by Samstock, L.L.C. The sole member of Samstock is SZ Investments, L.L.C. The managing member of SZ Investments is Zell General Partnership, Inc. Sam Investment Trust is the sole shareholder of Zell General Partnership, and Chai Trust Company is the trustee of the Sam Investment Trust. Mr. Zell is not an officer or director of Chai Trust Company and does not have voting or dispositive power over such shares. Mr. Zell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. 10,000 of such shares are owned by the Helen Zell Revocable Trust, the trustee of which is Helen Zell, Mr. Zell’s spouse. Mr. Zell does not have a pecuniary interest in such shares.

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Certain Relationships and Related Transactions

Arrangement with Equity Risk Services, Inc.

We pay Equity Risk Services, Inc., a subsidiary of Equity Office Properties Trust, of which Samuel Zell, the chairman of our board of directors, is the chairman of its board of trustees, for certain services provided to us. These services include consulting on insurance matters. During the year ended December 31, 2005, we incurred $49,000 of expenses in connection with these services.

Relationship with Martin L. Edelman

Martin L. Edelman, a director, is of counsel to Paul, Hastings, Janofsky & Walker LLP, a law firm that provides us with ongoing legal representation with respect to various matters.

Consulting Agreement with Craig M. Hatkoff

Craig M. Hatkoff, a director, was a party to a consulting services agreement with our wholly owned subsidiary, CT Investment Management Co., LLC, that expired in June 2005, and pursuant to which he provided services as requested by our chief executive officer and serves on the management committee or board of the two private equity funds that we manage. Mr. Hatkoff was paid $50,000 in 2005 pursuant to the agreement.

Relationship with Global Realty Outsourcing, Inc.

We pay Global Realty Outsourcing, Inc., a company in which we previously had an equity investment and on whose board of directors John R. Klopp, our chief executive officer, served, for consulting services relating to monitoring assets and evaluating potential investments. During the 2005 fiscal year, we incurred $557,000 of expenses in connection with these services.

Investments by trusts established for the benefit of Samuel Zell in our funds

Trusts established for the benefit of Mr. Zell and members of his family indirectly invested on the same terms available to third party investors in CT Mezzanine Partners II LP and CT Mezzanine Partners III, Inc., two private equity funds which we currently manage, pursuant to which capital commitments and capital contributions have been made, and from which income has been received, since 2001.

We believe that the terms of the foregoing transactions are no less favorable than could be obtained by us from unrelated parties on an arm’s-length basis.

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PROPOSAL 2 — RATIFICATION OF INDEPENDENT AUDITORS

Description of Proposal

Our board of directors has appointed Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2006, and has further directed that the appointment of such accountants be submitted for ratification by the shareholders at the annual meeting. We have been advised by Ernst & Young LLP that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Ernst & Young LLP will have a representative at the annual meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

Shareholder ratification of the appointment of Ernst & Young LLP as our independent auditors is not required by our charter or otherwise. However, our board of directors is submitting the appointment of Ernst & Young LLP to the shareholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the board determines that such a change would be in our and our shareholders’ best interests.

Principal Accounting Firm Fees

Aggregate fees we were billed for the fiscal years ended December 31, 2005 and 2004 by our principal accounting firm, Ernst & Young LLP are as follows:

	Fiscal Year Ended December 31,
	2005	2004
Audit fees (a)	$ 760,500	$ 830,865
Audit-related fees (b)	245,000	225,000
Total audit and audit-related fees	1,005,500	1,055,865
Tax fees (c)	372,839	324,350
All other fees	2,000	—
Total	$ 1,380,339	$ 1,380,215

_________________________

(a) Audit fees include amounts billed to us related to annual financial statement audit work and quarterly financial statement reviews. Approximately $270,000 of the audit fees incurred in 2005 represent recurring and nonrecurring services associated with the Sarbanes-Oxley Section 404 internal control audit.

(b) The audit-related fees include principally amounts billed to us related to the audit of Fund II and Fund III.

(c) Tax fees include amounts billed to us primarily for tax planning and consulting, tax compliance and preparation and review of federal, state and local tax returns and tax fees related to REIT tax matters. Tax fees also include amounts billed to us related to tax return preparation for Fund II and Fund III for which we are reimbursed by the funds.

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The audit committee of the board of directors was advised of the services provided by Ernst & Young LLP that are unrelated to the audit of the annual fiscal year end financial statements and the review of interim financial statements and has considered whether the provision of such services is compatible with maintaining Ernst & Young LLP’s independence as our independent auditor.

Audit Committee Pre-Approval Policy

In accordance with our audit committee pre-approval policy, all audit and non-audit services performed for us by our independent accountants were pre-approved by the audit committee of our board of directors, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services and requires the specific pre-approval by the audit committee, prior to engagement, of such services, other than audit services covered by the annual engagement letter, that are individually estimated to result in an amount of fees that exceed $50,000. In addition, services to be provided by the independent accountants that are not within the category of pre-approved services must be approved by the audit committee prior to engagement, regardless of the service being requested or the dollar amount involved.

Requests or applications for services that require specific separate approval by the audit committee are required to be submitted to the audit committee by both management and the independent accountants, and must include a detailed description of the services to be provided and a joint statement confirming that the provision of the proposed services does not impair the independence of the independent accountants.

The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee does not delegate to management its responsibilities to pre-approve services to be performed by the independent accountants.

Vote Required; Recommendation

The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the appointment of Ernst & Young LLP as our independent auditors. Our board of directors unanimously recommends that you vote for the ratification of Ernst & Young LLP as our independent auditors.

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ANNUAL REPORT

Our annual report to shareholders is being concurrently distributed to shareholders herewith.

OTHER MATTERS

Our management does not know of any other matters to come before the annual meeting. If, however, any other matters do come before the annual meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

SHAREHOLDER PROPOSALS

If you wish to submit a shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act for inclusion in our proxy statement and proxy card for our 2007 annual meeting of shareholders, you must submit the proposal to our secretary no later than December 29, 2006. In addition, if you desire to bring business (including director nominations) before our 2007 annual meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our secretary no earlier than March 16, 2007 and no later than April 15, 2007. For additional requirements, shareholders should refer to our bylaws, article II, section 12, "Nominations and Proposals by Stockholders," a current copy of which may be obtained from our secretary. If we do not receive timely notice pursuant to our bylaws, any proposal may be excluded from consideration at the meeting, regardless of any earlier notice provided in accordance with Rule 14a-8.

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CAPITAL TRUST, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CAPITAL TRUST, INC. FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 14, 2006.

The undersigned, as a holder of class A common stock, par value $.01 per share ("Class A Common Stock"), of Capital Trust, Inc., a Maryland corporation (the "Company"), hereby appoints John R. Klopp and Geoffrey G. Jervis, and each of them, with full power of substitution, as proxies to vote all shares of Class A Common Stock which the undersigned is entitled to vote through the execution of a proxy with respect to the 2006 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, on Wednesday, June 14, 2006 at 10:00 a.m., local time, or any adjournment or postponement thereof, and authorizes and instructs said proxies to vote in the manner directed below and otherwise to represent the undersigned at the Annual Meeting, or any adjournment or postponement thereof, with all powers possessed by the undersigned if personally present at such Annual Meeting.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS VOTES "FOR" EACH OF THE FOLLOWING

1.	Election of directors.
	FOR	WITHHELD	Nominees:	Samuel Zell
	[ ]		[ ]	Thomas E. Dobrowski
Martin L. Edelman
Craig M. Hatkoff
Edward S. Hyman
John R. Klopp
Henry N. Nassau
Joshua A. Polan
Lynne B. Sagalyn

For, except vote withheld for the following nominee(s):

___________________________________________

2.             On the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2006.

(check one box)	[ ] For	[ ] Against	[ ] Abstain

___________________________________________

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting, or any adjournment or postponement thereof, or upon matters incident to the conduct of the Annual Meeting.

You may revoke or change your proxy at any time prior to its use at the Annual Meeting by giving the Company written direction to revoke it, by giving the Company a new proxy or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy given by you. Written notice of revocation or subsequent proxy should be sent to Capital Trust, Inc. c/o American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219, Attention: Paula Caroppoli, or hand-delivered to Capital Trust, Inc. c/o American Stock Transfer & Trust Company, so as to be delivered at or before the taking of the vote at the Annual Meeting.

(Continued and to be signed on the reverse side)

Returned proxy cards will be voted (1) as specified on the matters listed above; (2) in accordance with the Board of Directors' recommendations where no specification is made; and (3) in accordance with the discretion of the proxies on any other matters that may properly come before the meeting. Please mark your choice like this:   x

The shares represented by this Proxy will be voted in the manner directed and, if no instructions to the contrary are indicated, will be voted “FOR” the election of the named nominees and approval of the other proposal set forth above.

The undersigned hereby acknowledges receipt of the notice of the Annual Meeting and the proxy statement furnished therewith.

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date: ____________________________, 2006
_____________________________________
Signature (title, if any)
______________________________________
Signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY. YOU MAY REVOKE THIS PROXY IN THE MANNER DESCRIBED ABOVE AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS DESCRIBED HEREIN.